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                                                                     Exhibit A

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                            ING CLARION INVESTORS LLC

          THIS AMENDED AND RESTATED OPERATING AGREEMENT, among each person who executes this Agreement as a Member and the Initial Member, is dated and effective January 30, 2004. Capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following meanings:

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          "Affiliate" means an affiliated person of a person as such term is defined in the 1940 Act.

          "Agreement" means this Operating Agreement, as amended from time to time.

          "Board of Directors" means the Board of Directors established pursuant to Section 2.6 of this Agreement.

          "Business Day" means each day on which the New York Stock Exchange is open for business.

          "Capital Account" means, with respect to each Member, the capital account(s) established and maintained on behalf of each Member pursuant to
Section 5.4 hereof.

          "Capital Contribution" means the amount paid by a Member to the Company as a contribution to capital.

          "Certificate" means the Certificate of Formation of the Company and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

          "Closing Date" means January 30, 2004.

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          "Company" means ING Clarion Investors LLC.




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          "Confidential Information" means (i) information or materials relating to the Company, the Investment Fund, the Delaware Partnership, any Issuer or any Partnership Investment (both as defined in the Investment Fund Partnership Agreement) that are not generally known to the public (including but not limited to products or services, pricing structures, accounting and business methods, inventions, devices, new developments, methods and processes, names of investors, customers and clients and customer or client lists, copyrightable works and all technology, trade secrets and other proprietary information), (ii) information or materials the disclosure of which the Board of Directors in good faith believes is not in the best interests of the Company or any Issuer, and
(iii) any other information or materials which the Company, the Investment Fund, the Delaware Partnership or any Issuer is required by law or agreement to keep confidential.

          "Delaware Act" means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

          "Delaware Partnership" means ING Clarion Commercial Mortgage Securitization Fund, L.P., a Delaware limited partnership.

          "Director" means an individual designated as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

          "Final Closing Date" means the last day on which the Investment Fund may hold its "Final Closing" pursuant to the Investment Fund Partnership Agreement.

          "Fiscal Period" means the period commencing on the Closing Date and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of business on the first to occur of the following dates: (i) the last day of a Fiscal Quarter; (ii) the last day of a Taxable Year; (iii) the day preceding any day as of which a Capital Contribution is made pursuant to Section 5.1 hereof; and (iv) any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

          "Fiscal Quarter" means the period commencing on the Closing Date and ending March 31, 2004, and thereafter the fiscal quarter ending on each June 30, September 30, December 31 and March 31 (or on the date of a final distribution pursuant to Section 6.2 hereof).

          "Fiscal Year" means the period commencing on the Closing Date and ending on December 31, 2004, and thereafter each 12-month period ending on December 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect another fiscal year for the Company.

          "Form N-2" means the Company's registration statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

          "Initial Agreement" means the Operating Agreement of ING Clarion Investors, LLC dated January 28, 2004 executed by the Initial Member.


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          "Initial Member" means ING Clarion Capital, LLC.

          "Independent Directors" means those Directors who are not "interested persons" of the Company, as such term is defined in the 1940 Act.

          "Investment Fund" means ING Clarion Commercial Mortgage Securitization Fund (Cayman), L.P., a Cayman Islands exempted limited partnership.

          "Investment Fund Partnership Agreement" means the agreement of limited partnership of ING Clarion Commercial Mortgage Securitization Fund (Cayman), L.P., as amended from time to time.

          "Investment Fund Subscription Agreement" means a subscription agreement between the Company and the Investment Fund pursuant to which the Company has subscribed to purchase a limited partnership interest in the Investment Fund.

          "Investment Percentage" means a percentage established for each Member on the Company's books as of the first day of each Fiscal Period. The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the number of Shares held by such Member as of the commencement of such Fiscal Period by the total number of Shares outstanding as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

          "Majority in Interest of the Members" means a combination of Members holding in the aggregate more than 50% of the outstanding Shares.

          "Member" means any person who shall have been admitted to the Company as a member (including any Director in such person's capacity as a member of the Company) until a substituted Member or Members has been admitted with respect to all of such person's Shares pursuant to Section 4.3 hereof. Persons seeking to be admitted to the Company as Members, or seeking to make additional contributions to the Company pursuant to Section 5.1 hereof, shall be required to submit such subscription materials and make such representations as the Company may require.

          "Net Assets" means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any Capital Contributions effective as of the date of calculation.

          "Net Asset Value per Share" means the Net Assets of the Company divided by the number of Shares outstanding.

          "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period, such amount to be calculated prior to without deduction for any and amounts distributed as of the close of such Fiscal Period pursuant to Section 5.7 hereof.


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          "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          "Organizational Expenses" means the expenses incurred by the Company, the Investment Fund and the Delaware Partnership in connection with the formation of each such entity and the Company's registration as an investment company under the 1940 Act.

          "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

          "Short-Term Investments" means investments in (a) cash, (b) obligations of, or fully guaranteed as to timely payment of principal and interest by, the United States of America and with a maturity date not in excess of 12 months from the date of purchase by the Partnership, (c) interest-bearing accounts and/or certificates of deposit of any U.S. bank with capital and surplus in excess of $500 million and whose debt securities are rated not lower than P-1 by Moody's Investor Services, Inc. or A-1 by Standard & Poor's Corporation, (d) repurchase agreements of any U.S. bank with capital and surplus in excess of $500 million and whose debt securities are rated not lower than P-1 by Moody's Investor Services, Inc. or A-1 by Standard & Poor's Corporation, and
(e) money market mutual funds with assets of not less than $500 million.

          "Subscription Agreement" means a subscription agreement, in a form approved by the Board of Directors, pursuant to which a prospective investor may subscribe to purchase Shares.

          "Taxable Year" means the 12-month period ending December 31 of each year (or the period ending December 31, 2004 with respect to the Company's first taxable year).

          "Transfer" means the assignment, transfer, sale, encumbrance, pledge or other disposition of Shares, including any right to receive any allocations and distributions attributable to any Shares.

          "Shares" means limited liability company interests in the Company.

          "Valuation Date" means the last day of each Fiscal Period and any other date designated by the Board of Directors.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

          Section 2.1 Formation of Limited Liability Company. Each member of the Board of Directors shall be designated an "authorized person" within the meaning of the Delaware Act, and any Director may execute and file in accordance with the Delaware Act any


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amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company. The parties hereto hereby ratify Daniel Heflin as an "authorized person" within the meaning of the Delaware Act for the exclusive purpose of executing, delivering and filing the Certificate with the Secretary of State of the State of Delaware.

          Section 2.2 Name. The name of the Company shall be "ING Clarion Investors LLC" or such other name as the Board of Directors may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

          Section 2.3 Principal And Registered Office. The Company shall have its principal office at 230 Park Avenue, New York, NY 10169, or at such other place designated from time to time by the Board of Directors.

          The Company shall have its registered office in Delaware at 1209 Orange Street, Wilmington, Delaware 19801, and shall have The Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

          Section 2.4 Duration. The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof. A Director or other person designated by the Board of Directors shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

          Section 2.5 Objective and Business of the Company. (a) The objective and business of the Company is to purchase a limited partnership interest in the Investment Fund in accordance with the terms of the Investment Fund Subscription Agreement. The Company may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions that may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business.

          (b) The Company shall operate as a closed-end, nondiversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

          Section 2.6 Board of Directors. (a) The Director currently serving on the Board of Directors is Steven Fayne. By signing this Agreement, each Member admitted on the Closing Date is deemed to have voted for the election of each of the initial Director to the Board of Directors. The Board of Directors may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director of and the


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provisions of Section 3.3 hereof with respect to the election of Directors to the Board of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board of Directors.

          (b) Each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.1 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

          (c) Each director shall be a "Manager" of the Company for purposes the Delaware Act.

          Section 2.7 Members. The Board of Directors may admit one or more Members as of any day on or before the Final Closing Date. All admissions shall be subject to receipt by the Company of such documents and representations and satisfaction of such other conditions as may be required by the Board of Directors. No act, vote or approval of any Member of the Company is required to admit a new Member in accordance with this Section 2.7.

          Section 2.8 Both Directors and Members. A Member may at the same time be a Director and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

          Section 2.9 Limited Liability. Except as provided under applicable law, a Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the Member's share of the Net Assets of the Company. Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities.

          Section 2.10 Preference Shares. In the discretion of the Board of Directors, the Company may from time to time issue non-participating equity shares or similar securities ("Preference Shares") subject to such terms and conditions as determined by the Board of Directors, provided that Preference Shares (i) shall be issued at par value, (ii) shall mature upon liquidation of the Company, (iii) shall pay cumulative dividends not in excess of five percent, and (iv) shall be paid the par value of and any accrued and unpaid dividends thereon in priority to any distributions with respect to Shares upon dissolution of the Company. Preference Shares shall only be issued in compliance with the 1940 Act and any other applicable law. In no event shall the Company issue Preference Shares that have an aggregate par value in excess of $100,000.


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          Section 2.11 Short-Term Investments. The Company shall invest cash on hand in Short-Term Investments.

                                   ARTICLE III

                                   MANAGEMENT

          Section 3.1 Management and Control. (a) Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of "Managers" under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act.

          (b) Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

          (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

          (d) The Board of Directors may delegate to any other person any right, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

          Section 3.2 Actions by the Board of Directors. (a) Unless provided otherwise in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in-person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.


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          (b) The Board of Directors may designate from time to time a principal
Director who shall preside at all meetings (the "Principal Director"). Meetings of the Board of Directors may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place, as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in-person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

          (c) Each instance that the Investment Fund requests the Company to vote in its capacity as a limited partner of the Investment Fund, the Company will notify each Member of the vote (including in such notice a copy of any notice received by the Company from the Investment Fund) and request each Member to vote for, against, or abstain with respect to the matter proposed. The notice given by the Company shall provide each Member not less than twenty Business Days to notify the Company of its vote. In the event that a Member does not respond within such notice period, its vote will be disregarded. The Company shall then vote its interest in the Investment Fund under Section 3.3(d) hereof in accordance with the responses received from Member pursuant to this Section 3.2(c). If the Company receives no responses to a request, it will abstain from the related vote.

          Section 3.3 Meetings of Members. (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Directors or by Members holding at least a majority of the total number of votes eligible to be cast by Members at such meeting, and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefore, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates for Director receiving a plurality of the votes cast at any meeting of all Members shall be elected as Directors and (ii) all other actions of Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

          (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equal to the number of votes eligible to be cast at the meeting multiplied by a fraction, the numerator of which is each such Member's Investment Percentage as of the record date for such meeting and the denominator of which is the total Investment Percentages of Members eligible to vote at such meeting. The Board of Directors shall establish a record date


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not less than 10 nor more than 60 days prior to the date of any meeting of
Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

          (d) As an investor in the Investment Fund, the Company will vote its interest therein in accordance with, and in proportion to, the instructions it solicits from the Members.

          Section 3.4 Custody of Assets of the Company. The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules there under.

          Section 3.5 Other Activities of Members and Directors. (a) The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

          (b) Any Member or Director, and any Affiliate of any Member or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Director shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

          Section 3.6 Duty of Care. (a) No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his, her or its services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's or officer's office.

          (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Shares shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.


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          Section 3.7 Indemnification. (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director and officer of the Company (including for this purpose his, her or its executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or officer of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the


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Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

          (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

          Section 3.8 Fees, Expenses and Reimbursement.

          (a) The Board of Directors may cause the Company to compensate each Director for his or her services as such as described in Form N-2. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

          (b) The Company shall bear all expenses incurred in its business and operations. Expenses to be borne by the Company include, but are not limited to, taxes, organizational (including costs and expenses related to registration of the Company), offering and investment-related expenses, legal expenses, internal and external accounting, audit and tax preparation expenses, corporate licensing, Board of Directors' fees and expenses, including travel, insurance and other expenses associated with the operation of the Company. The

Company's expenses shall be determined by allocating to the Company a pro rata portion of the expenses incurred by the Company, the Investment Fund, and the Delaware Partnership.

                                   ARTICLE IV

                  TERMINATION OF STATUS OF DIRECTORS; TRANSFERS

          Section 4.1 Termination of Status of a Director. The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days' prior written notice to the other Directors or the Company); (iv) shall be removed pursuant to Section 4.2; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or
(viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

          Section 4.2 Removal of the Directors. Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b)(i) the vote, if at a meeting, of Members holding a majority of the outstanding voting securities or (ii) written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. For this purpose, the vote of a majority of the outstanding voting securities means, unless otherwise defined by the 1940 Act, the vote, at an annual or a special meeting of Members, of 67% or more of the total number of votes eligible to be cast by all Members present at the meeting, if the holders of more than 50% of the total number of votes eligible to be cast by all Members are present or represented by proxy, or of more than 50% of the total number of votes eligible to be cast by all Members, whichever is less.

          Section 4.3 Transfer of Shares. (a) To the fullest extent permitted by law, Shares of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or
(ii) with the written consent of the Board of Directors (which consent may not be unreasonably withheld).

          (b) The Board of Directors may not consent to a Transfer of Shares unless: the person to whom such Shares are to be Transferred is a person whom the Board of Directors believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor thereto. Any transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise shall be entitled to the allocations and distributions allocable to Shares so acquired and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Shares with the approval of the Board of Directors, the Board of Directors shall promptly take all necessary actions so that the transferee is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

          (c) A Member which is a trust under an employee benefit plan may, upon prior written notice to the Company, assign a beneficial interest in all or a portion of its Shares to any other trust under such employee benefit plan or to any other employee benefit plan having the same sponsor (provided that income and loss allocable to the Member will continue to be included in the same filings under the same employer identification number with the Internal Revenue Service). Such assignment to another trust under such employee benefit plan or to any other employee benefit plan having the same sponsor will not be deemed to be an assignment or transfer of Shares pursuant to this Agreement (and therefore will not require the Board of Director's consent pursuant to Section 4.3(a)(ii) hereof). In addition, a change in any trustee or fiduciary of a Member will not be deemed to be an assignment or transfer of Shares pursuant to this Agreement (and therefore not require the Board of Director's consent pursuant to Section 4.3(a)(ii) hereof), so long as any such replacement trustee or fiduciary is also a fiduciary as defined under applicable law, that income and loss allocable to the Member will continue to be included in the same filings under the same employer identification number with the Internal Revenue Service, and the Company receives prior written notice of such change in trustee or fiduciary. In the connection with any assignment of interest or change in trustee or fiduciary under this Section 4.3(c), the Member shall provide such documentation as the Company shall reasonably request.

          (d) Each Member shall indemnify and hold harmless the Company, the Board of Directors, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

                                    ARTICLE V

                                     SHARES

          Section 5.1 Issuance of Shares. (a) The Board of Directors in its discretion may, from time to time without a vote of the Members, issue Shares to persons from whom the Company has accepted, on or prior to the Final Closing Date, executed Subscription Agreements. All issuances of Shares shall be in accordance with the terms of the Subscription Agreements. The maximum dollar amount of Shares for which Subscription Agreements may be accepted is $200 million. The Company may issue whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

          (b) Shares shall be issued on the Closing Date at $1,000.00 per Share. Thereafter, Shares shall be issued at the Net Asset Value per Share determined as of the close of the Fiscal Period immediately preceding the effective date of the issuance of such Shares.

          Section 5.2 Form of Capital Contributions. Initial and any additional Capital Contributions by any Member shall be payable in readily available funds at the date of the proposed acceptance of the contribution.

          Section 5.3 Rights of Members to Capital. No Member shall be entitled to interest on any Capital Contribution, nor shall any Member be entitled to the return of any capital of the Company except upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

          Section 5.4 Capital Accounts. (a) The Company shall maintain a separate Capital Account for each Member.

          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting such Member's initial contribution.

          (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional Capital Contributions by such Member pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Section 5.5 hereof.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of distributions to such Member pursuant to Sections 5.9 or 6.2 hereof (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to for purposes of section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Section
5.5 hereof.

          (e) No Member shall be required to pay to the Company or to any other Member or person any deficit in such Member's Capital Account upon dissolution of the Company or otherwise.

          Section 5.5 Allocation of Net Profit and Net Loss. As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

          Section 5.6 Tax Allocations. (a) For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.6 shall be made pursuant to the principles of sections 704(b) and 704(c) of the Code and in conformity with Treasury Regulation sections 1.704-1(b)(2)(iv) (and, in particular, subparagraph (f) thereof), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

          (b) The allocations of the Company's items of income, gain, loss, deduction and credit to the Members in respect of their Shares shall not exceed the allocations permitted under Subchapter K of the Code as approved by the Board of Directors, whose determination shall be binding. Allocations pursuant to this Section 5.6 may be adjusted at any time by the Board of Directors to the extent the Board of Directors determines in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder, or (ii) would otherwise be in the overall best interests of the Members.

          Section 5.7 Distributions. Promptly upon receipt by the Company of distributions from the Investment Fund, the Company shall distribute the amounts so received among the Members pro rata, based upon their respective Investment Percentages. Notwithstanding the foregoing or any other provision contained in this Agreement, the Company shall not be required to make a distribution to a Member in respect of its Shares if such distribution would violate the Delaware Act or other applicable law.

          Section 5.8 Withholding. (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes with respect to any Member to the extent required by the Code or any other applicable law.

          (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any Member shall be deemed to be a distribution to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any amounts then otherwise distributable to such Member, such Member and any successor to such Member's Shares shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Directors, the amount of such excess.

          (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

          Section 6.1 Dissolution. The Company shall be dissolved upon the earlier of (i) dissolution of the Investment Fund and (ii) at such time as is required by law.

          Dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company as separate legal entity shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

          Section 6.2 Winding Up. (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, a person appointed by the Board of Directors, acting as the liquidator, shall wind up the business and administrative affairs of the Company, except that if the Board of Directors does not make such appointment, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast shall promptly wind up the business and administrative affairs of the Company (in either case, the "Liquidator"). Net Profit and Net Loss during the period of winding up shall be allocated pursuant to Section 5.5 hereof. The proceeds from liquidation of the Company's assets shall be distributed in the following manner:

          (i) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be satisfied (whether by payment or reasonable provision for payment thereof) on a pro rata basis;

          (ii) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis;

          (iii) any accrued and unpaid dividends on, and par value of, any outstanding Preference Shares shall next be paid on a pro rata basis; and

          (iv) the Members shall next be paid on a pro rata basis in accordance with their respective Investment Percentages.

          (b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the Delaware Act, upon dissolution of the Company, the Liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                  ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

          Section 7.1 Accounting and Reports. (a) The Company will maintain its books and records in accordance with generally accepted accounting principles except as otherwise described in this Agreement. The Company's accounts shall be maintained in U.S. currency.

          (b) After the end of each Taxable Year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Shares as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

          (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Company shall cause financial statements in accordance with generally accepted accounting principles contained in each annual report furnished hereunder to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

          Section 7.2 Determinations by the Board of Directors. (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Directors unless specifically and expressly otherwise provided for in this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Board of Directors may make such adjustments to the computation of Net Profit, Net Loss or any components comprising either of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

          Section 7.3 Valuation of Net Assets. (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last Business Day of each Fiscal Period as soon as practicable following the close of such Fiscal year in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records.

          (b) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          Section 8.1 Amendment of Limited Liability Company Agreement. (a) This Agreement may be amended only by the written consent of a Majority in Interest of the Members, provided, however, that no amendment will be valid as to any Member which (i) increases or decreases such Member's obligation, if any, to make Capital Contributions, or (ii) reduces such Member's right to receive distributions from the Company.

          (b) Notwithstanding anything in this Section 8.1 to the contrary, no amendment to this Section 8.1 shall be valid without the written consent of all Members.

          Section 8.2 Special Power of Attorney. (a) Each Member hereby irrevocably makes, constitutes and appoints the Board of Directors (or a designee of the Board of Directors) with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

          (i) any amendment to this Agreement that complies with the provisions of this Agreement;

          (ii) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

          (iii) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

          (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorney-in-fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

          (c) This power of attorney is a special power of attorney and is coupled with an interest in favor of each of the Directors and as such:

          (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Directors shall have had notice thereof; and

          (ii) shall survive the delivery of a Transfer by a Member of all or portion of such Member's Shares, except that when the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Directors to execute, acknowledge and file any instrument necessary to effect such substitution.

          Section 8.3 Authorized Signatories. Subject to revocation or revision by the Board of Directors, each officer of ING Clarion Capital, LLC is authorized to execute on behalf of the Company all documents related to opening bank accounts, brokerage accounts and entering into custodial, placement agent, insurance or similar agreements, and take any reasonable actions related thereto.

          Section 8.4 Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by telecopy (with hard copy to follow by first class mail as described below) or sent by reputable overnight courier service (charges prepaid) or mailed by first class mail (postage prepaid and return receipt requested) to, in the case of the Company, the address set forth herein (or such other address as the Company shall have notified the Members pursuant to this
Section 8.3) or, in the case of a Member, the address or telecopy numbers set forth on the Subscription Agreement of such Member (or to such other address or telecopy number as a Member shall have notified the Company pursuant to this
Section 8.3).

          Section 8.5 Agreement Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

          Section 8.6 Initial Member. The Initial Member acknowledges the return of its Capital Contribution and withdraws as a Subscription Agreement Member of the Company as of the Closing Date.

          Section 8.7 Prior Agreements. This Agreement supercedes in their entirety all operating agreements entered into with respect to the Company prior to the date hereof.

          Section 8.8 Applicability of 1940 Act and Form N-2. The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

          Section 8.9 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

          Section 8.10 Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

          Section 8.11 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

          Section 8.12 Confidentiality. The Company has the right to keep confidential from the Members (and their respective agents and attorneys) for such period of time as the Board of Directors deems reasonable any Confidential Information. Furthermore, each Member shall keep confidential and not disclose any information and materials regarding the Company, the Investment Fund, the Delaware Partnership, and each Partnership Investment and each Issuer (both as defined in the Investment Fund Partnership Agreement) in such Member's possession (whether or not such information or materials have been designated by the Company as Confidential Information) except to the extent (a) disclosure of such information or materials is required by law, (b) the information or materials become publicly known except through the actions or inactions of such Member or (c) the general partner of the Investment Fund consents to such disclosure in writing. Notwithstanding the foregoing, a Member may disclose Confidential Information to those of its employees, counsel, or advisors solely on a need to know and confidential basis. In the event any Member is required by law to disclose any Confidential Information, such Member shall promptly notify the Board of Directors in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to preserve the confidentiality of such information consistent with applicable law.

          Section 8.13 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

          Section 8.14 Filing of Returns. The Board of Directors or the accountants of the Company shall prepare and file a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

          Section 8.15 Tax Decisions and Tax Matters Partner. (a) All decisions for the Company relating to tax matters, including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Company's tax and information returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, shall be made by the Board of Directors. All actions (other than ministerial actions) taken by the Tax Matters Partner, as designated below, shall be subject to the approval of the Board of Directors.

          (b) The Board of Directors shall designate a person on the Company's annual federal income tax information return, and such person shall have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of section 6231(a)(7) of the Code. The Tax Matters Partner shall not take any action on behalf of the Company (other than any such action relating solely to compliance with its ministerial duties) prior to obtaining consent thereto from the Board of Directors. The Tax Matters Partner shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

          Section 8.16 Section 754 Election. In the event of a distribution of Company property to a Member or an assignment or other Transfer (including by reason of death) of all or portion of a Member's Shares, the Board of Directors, in its discretion, may, but shall not be required to, cause the Company to elect, pursuant to section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property of the relevant Series as provided by sections 734 and 743 of the Code.

          Section 8.17 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Operating Agreement of the Company as of the date identified in the preamble hereto.

                                              MEMBER:


                                              By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------

INITIAL MEMBER:

ING Clarion Capital, LLC


By:
    ----------------------------------
    Name:
          ----------------------------
    Title:
           ---------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

                                                                            Page
Section 2.1 Formation of Limited Liability Company.............................4

Section 2.2 Name ..............................................................5

Section 2.3 Principal And Registered Office....................................5

Section 2.4 Duration...........................................................5

Section 2.5 Objective and Business of the Company..............................5

Section 2.6 Board of Directors.................................................5

Section 2.7 Members............................................................6

Section 2.8 Both Directors and Members.........................................6

Section 2.9 Limited Liability..................................................6

Section 2.10 Preference Shares.................................................6

Section 2.11 Short-Term Investments............................................7

                                   ARTICLE III

                                   MANAGEMENT

Section 3.1 Management and Control.............................................7

Section 3.2 Actions by the Board of Directors..................................7

Section 3.3 Meetings of Members................................................8

Section 3.4 Custody of Assets of the Company...................................9

Section 3.5 Other Activities of Members and Directors..........................9

Section 3.6 Duty of Care.......................................................9

Section 3.7 Indemnification...................................................10

Section 3.8 Fees, Expenses and Reimbursement..................................11

                                   ARTICLE IV

                  TERMINATION OF STATUS OF DIRECTORS; TRANSFERS

Section 4.1 Termination of Status of a Director...............................12

Section 4.2 Removal of the Directors..........................................12
Section 4.3 Transfer of Shares................................................12

                                    ARTICLE V

                                     SHARES

Section 5.1 Issuance of Shares................................................13

Section 5.2 Form of Capital Contributions.....................................13

Section 5.3 Rights of Members to Capital......................................14

Section 5.4 Capital Accounts..................................................14

Section 5.5 Allocation of Net Profit and Net Loss.............................14

Section 5.6 Tax Allocations...................................................14

Section 5.7 Distributions.....................................................15

Section 5.8 Withholding.......................................................15

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

Section 6.1 Dissolution.......................................................15

Section 6.2 Winding Up........................................................16

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

Section 7.1 Accounting and Reports............................................16

Section 7.2 Determinations by the Board of Directors..........................17
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
Section 7.3 Valuation of Net Assets...........................................17

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1 Amendment of Limited Liability Company Agreement..................17

Section 8.2 Special Power of Attorney.........................................18

Section 8.3 Authorized Signatories............................................19

Section 8.4 Notices...........................................................19

Section 8.5 Agreement Binding Upon Successors and Assigns.....................19

Section 8.6 Initial Member....................................................19

Section 8.7 Prior Agreements..................................................19

Section 8.8 Applicability of 1940 Act and Form N-2............................19

Section 8.9 Choice of Law.....................................................19

Section 8.10 Not for Benefit of Creditors.....................................19

Section 8.11 Pronouns.........................................................20

Section 8.12 Confidentiality..................................................20

Section 8.13 Severability.....................................................20

Section 8.14 Filing of Returns................................................20

Section 8.15 Tax Decisions and Tax Matters Partner............................20

Section 8.16 Section 754 Election.............................................21

Section 8.17 Counterparts.....................................................21
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